FLIR Systems Announces First Quarter 2017 Financial Results

First Quarter Revenue Growth of 7% Over Prior Year; GAAP Gross Margin Improves 20 Basis Points Over Prior Year; Adjusted Gross Margin Improves 90 Basis Points; GAAP EPS of $0.31; Adjusted EPS of $0.36, Up 13% Over Prior Year; First Quarter Operating Cash Flow Growth of 64% Over Prior Year

WILSONVILLE, OR -- (Marketwired - April 26, 2017) - FLIR Systems, Inc. (NASDAQ: FLIR) today announced financial results for the first quarter ended March 31, 2017. First quarter 2017 revenue was $406.8 million, up 7% over first quarter 2016 revenue of $379.5 million. GAAP operating income in the first quarter grew 3% to $59.1 million, compared to $57.4 million in the first quarter of 2016. Adjusted operating income was $69.6 million in the first quarter, which is 12% higher than adjusted operating income of $62.2 million in the first quarter of 2016.

First quarter 2017 GAAP net earnings were $42.6 million, or $0.31 per diluted share, compared with GAAP net earnings of $1.1 million, or $0.01 per diluted share in the first quarter a year ago, which was negatively impacted by a $40 million tax reserve. Adjusted net earnings in the first quarter were $49.6 million and $0.36 per diluted share, which were 13% higher than adjusted net earnings per diluted share of $0.32 in the first quarter of 2016.

Cash provided by operations in the first quarter reached $75.1 million, an increase of 64% over the first quarter of 2016, and was driven by improved use of working capital.

Revenue from the Surveillance segment was $118.7 million, a decrease of 4% from the first quarter results last year. The Instruments segment contributed $77.9 million of revenue during the first quarter, down 2% from the prior year. The Security segment recorded revenue of $45.1 million in the first quarter, down 4% from the prior year. FLIR's OEM & Emerging Markets segment had $84.8 million of revenue, an increase of 77% over the prior year, and was partially driven by the addition of the Integrated Imaging Solutions line of business from the fourth quarter 2016 acquisition of Point Grey Research. Revenue from the Maritime segment was $48.6 million, which was down 6% from the first quarter of 2016. The Detection segment contributed $31.8 million of revenue, an increase of 9% over the prior year.

FLIR's backlog of firm orders for delivery within the next twelve months was approximately $608 million as of March 31, 2017, an increase of $16 million, or 3%, during the quarter.

"Overall, we are pleased with our first quarter results. Improvements in our product mix, processes, and overhead absorption drove a nearly 200 basis point sequential increase in adjusted gross margins," said Andy Teich, President and CEO of FLIR. "We experienced good growth in our revenue and backlog during the quarter, both of which were bolstered by recent acquisitions and several new product launches in our existing businesses. We expect to see an uptick in organic growth in the second quarter and the remainder of the year."

Revenue and Earnings Outlook for 2017

Based on financial results for the first quarter and the outlook for the remainder of the year, FLIR continues to expect revenue in 2017 to be in the range of $1.775 billion to $1.825 billion and adjusted net earnings per diluted share to be in the range of $1.81 to $1.91 per diluted share.

Dividend Declaration

FLIR's Board of Directors has declared a quarterly cash dividend of $0.15 per share on FLIR common stock, payable June 9, 2017, to shareholders of record as of close of business on May 26, 2017.

Conference Call

FLIR has scheduled a conference call at 8:00 a.m. ET (5:00 a.m. PT) today to discuss its results for the quarter. A simultaneous webcast of the conference call and the accompanying summary presentation can be accessed online from a link in the Events section of www.FLIR.com/investor. A replay will be available after 2:00 a.m. ET (11:00 a.m. PT) at this same internet address. Summary first quarter and historical financial data may be accessed online from the Financial Info Database link under the Financials & Filings section at www.FLIR.com/investor.

About FLIR Systems

Founded in 1978 and headquartered in Wilsonville, Oregon, FLIR Systems is a world-leading maker of sensor systems that enhance perception and heighten awareness, helping to save lives, improve productivity, and protect the environment. Through its nearly 3,500 employees, FLIR's vision is to be "The World's Sixth Sense" by leveraging thermal imaging and adjacent technologies to provide innovative, intelligent solutions for security and surveillance, environmental and condition monitoring, outdoor recreation, machine vision, navigation, and advanced threat detection. For more information, please visit www.flir.com and follow @flir.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release makes reference to non-GAAP measures. With respect to the outlook for the full year 2017, certain items that affect GAAP net income per diluted share are out of the Company's control and/or cannot be reasonably predicted. Consequently, the Company is unable to provide a reasonable estimate of GAAP net income per diluted share or a corresponding reconciliation to GAAP net income per diluted share for the full year. Additional information regarding the reasons the Company uses non-GAAP measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below, following the GAAP financial information.

Forward-Looking Statements

Statements in this release by Andy Teich and the statements in the section captioned "Revenue and Earnings Outlook for 2017" above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates," or similar expressions) should be considered to be forward looking statements. Such statements are based on current expectations, estimates, and projections about FLIR's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for FLIR's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, the impact of FLIR's continuing compliance with U.S. export control laws and regulations and similar laws and regulations, the timely receipt of any necessary export licenses, constraints on supplies of critical components, excess or shortage of production capacity, the ability to manufacture and ship the products in the time period required, actual purchases under agreements, the continuing eligibility of FLIR to act as a federal contractor, the amount and availability of appropriated government procurement funds and other risks discussed from time to time in filings and reports filed with the Securities and Exchange Commission. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or internet service providers.

                             FLIR SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF INCOME
            (In thousands, except per share amounts)(Unaudited)

                                                        Three Months Ended
                                                             March 31,
                                                       --------------------
                                                          2017       2016
                                                       ---------  ---------

Revenue                                                $ 406,814  $ 379,472
Cost of goods sold                                       215,493    201,782
                                                       ---------  ---------
    Gross profit                                         191,321    177,690

Operating expenses:
  Research and development                                41,983     37,280
  Selling, general and administrative                     90,252     83,033
                                                       ---------  ---------
    Total operating expenses                             132,235    120,313

    Earnings from operations                              59,086     57,377

Interest expense                                           4,453      3,447
Interest income                                             (271)      (260)
Other income, net                                           (660)    (1,430)
                                                       ---------  ---------

    Earnings before income taxes                          55,564     55,620

Income tax provision                                      12,993     54,495
                                                       ---------  ---------

    Net earnings                                       $  42,571  $   1,125
                                                       =========  =========

Earnings per share:
  Basic                                                $    0.31  $    0.01
                                                       =========  =========
  Diluted                                              $    0.31  $    0.01
                                                       =========  =========

Weighted average shares outstanding:
  Basic                                                  136,359    137,496
                                                       =========  =========
  Diluted                                                138,239    138,779
                                                       =========  =========

                             FLIR SYSTEMS, INC.
                         CONSOLIDATED BALANCE SHEETS
                          (In thousands)(Unaudited)

                                                     March 31,  December 31,
                                                       2017         2016
                                                   ------------ ------------
                      ASSETS

Current assets:
  Cash and cash equivalents                        $    397,436 $    361,349
  Accounts receivable, net                              308,740      352,020
  Inventories                                           386,058      371,371
  Prepaid expenses and other current assets              83,926       79,917
                                                   ------------ ------------
    Total current assets                              1,176,160    1,164,657

Property and equipment, net                             272,857      271,785
Deferred income taxes, net                               45,321       45,243
Goodwill                                                896,436      801,406
Intangible assets, net                                  193,099      168,460
Other assets                                             46,522      168,155
                                                   ------------ ------------
                                                   $  2,630,395 $  2,619,706
                                                   ============ ============

       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                 $    110,013 $    114,225
  Deferred revenue                                       33,989       34,420
  Accrued payroll and related liabilities                51,140       52,874
  Accrued expenses                                       28,886       34,022
  Accrued income taxes                                   48,497       51,017
  Other current liabilities                              53,650       60,154
  Current portion long-term debt                         15,000       15,000
                                                   ------------ ------------
    Total current liabilities                           341,175      361,712

Long-term debt                                          494,737      501,921
Deferred income taxes                                     2,479        2,331
Accrued income taxes                                      9,654        9,643
Other long-term liabilities                              62,781       65,773

Commitments and contingencies

Shareholders' equity                                  1,719,569    1,678,326
                                                   ------------ ------------
                                                   $  2,630,395 $  2,619,706
                                                   ============ ============

                             FLIR SYSTEMS, INC.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (In thousands)(Unaudited)

                                                        Three Months Ended
                                                             March 31,
                                                       --------------------
                                                          2017       2016
                                                       ---------  ---------

Cash flows from operating activities:
  Net earnings                                         $  42,571  $   1,125
  Income items not affecting cash:
    Depreciation and amortization                         17,031     13,939
    Deferred income taxes                                    192       (227)
    Stock-based compensation arrangements                  6,246      6,088
  Other non-cash items                                    (3,742)     5,807
  Changes in operating assets and liabilities, net of
   acquisitions                                           12,829     19,214
                                                       ---------  ---------
Cash provided by operating activities                     75,127     45,946
                                                       ---------  ---------

Cash flows from investing activities:
  Additions to property and equipment                    (13,621)    (9,992)
  Proceeds from sale of property and equipment                27      4,875
                                                       ---------  ---------
Cash used by investing activities                        (13,594)    (5,117)
                                                       ---------  ---------

Cash flows from financing activities:
  Repayments of credit agreement and long-term debt       (7,500)    (3,750)
  Dividends paid                                         (20,456)   (16,507)
  Proceeds from shares issued pursuant to stock-based
   compensation plans                                      1,002      3,989
  Tax paid for net share exercises and issuance of
   vested restricted stock units                          (1,843)       (28)
  Other financing activities                                  (1)         3
                                                       ---------  ---------
Cash used by financing activities                        (28,798)   (16,293)
                                                       ---------  ---------

Effect of exchange rate changes on cash                    3,352     13,292
                                                       ---------  ---------

Net increase in cash and cash equivalents                 36,087     37,828
Cash and cash equivalents:
  Beginning of period                                    361,349    472,785
                                                       ---------  ---------
  End of period                                        $ 397,436  $ 510,613
                                                       =========  =========

                             FLIR SYSTEMS, INC.
                       OPERATING SEGMENT PERFORMANCE
                         (In thousands)(Unaudited)

                                                        Three Months Ended
                                                             March 31,
                                                       --------------------
                                                          2017       2016
                                                       ---------  ---------
SEGMENT REVENUE
  Surveillance                                         $ 118,729  $ 124,151
  Instruments                                             77,855     79,418
  Security                                                45,078     47,061
  OEM & Emerging Markets                                  84,765     47,845
  Maritime                                                48,550     51,720
  Detection                                               31,837     29,277

SEGMENT EARNINGS (LOSS) FROM OPERATIONS
  Surveillance                                         $  26,365  $  35,865
  Instruments                                             21,146     19,981
  Security                                                   315     (2,169)
  OEM & Emerging Markets                                  24,357     10,686
  Maritime                                                 5,205      5,806
  Detection                                                8,737      8,237

SEGMENT OPERATING MARGIN
  Surveillance                                              22.2%      28.9%
  Instruments                                               27.2%      25.2%
  Security                                                   0.7%      -4.6%
  OEM & Emerging Markets                                    28.7%      22.3%
  Maritime                                                  10.7%      11.2%
  Detection                                                 27.4%      28.1%

                             FLIR SYSTEMS, INC.
                      GAAP TO NON-GAAP RECONCILIATION
            (In thousands, except per share amounts)(Unaudited)

                                                        Three Months Ended
                                                             March 31,
                                                       --------------------
                                                          2017       2016
                                                       ---------  ---------
Gross profit:
  GAAP gross profit                                    $ 191,321  $ 177,690
    Amortization of acquired intangible assets             3,558      2,414
    Purchase accounting adjustments                        1,992          -
                                                       ---------  ---------
  Adjusted gross profit                                $ 196,871  $ 180,104
                                                       =========  =========

Gross margin:
  GAAP gross margin                                         47.0%      46.8%
    Cumulative effect of non-GAAP Adjustments                1.4%       0.6%
                                                       ---------  ---------
  Adjusted gross margin                                     48.4%      47.5%
                                                       =========  =========

Earnings from operations:
  GAAP earnings from operations                        $  59,086  $  57,377
    Amortization of acquired intangible assets             6,736      4,206
    Purchase accounting adjustments                        1,992          -
    Restructuring charges                                     88        198
    Acquisition related expenses                             959        433
    Other                                                    770          -
                                                       ---------  ---------
  Adjusted earnings from operations                    $  69,631  $  62,214
                                                       =========  =========

Operating margin:
  GAAP operating margin                                     14.5%      15.1%
    Cumulative effect of non-GAAP Adjustments                2.6%       1.3%
                                                       ---------  ---------
  Adjusted operating margin                                 17.1%      16.4%
                                                       =========  =========

Net earnings:
  GAAP net earnings                                    $  42,571  $   1,125
    Amortization of acquired intangible assets             6,736      4,206
    Purchase accounting adjustments                        1,992          -
    Restructuring charges                                     88        198
    Acquisition related expenses                             959        433
    Other                                                    770          -
    Estimated tax benefit of non-GAAP adjustments         (2,636)    (1,209)
    Discrete tax items, net                                 (898)    40,259
                                                       ---------  ---------
  Adjusted net earnings                                $  49,582  $  45,012
                                                       =========  =========

Earnings Per Diluted Share:
  GAAP Earnings Per Diluted Share                      $    0.31  $    0.01
    Cumulative effect of non-GAAP Adjustments               0.05       0.32
                                                       ---------  ---------
  Adjusted Earnings Per Diluted Share                  $    0.36  $    0.32
                                                       =========  =========

Weighted average shares outstanding:
Diluted                                                  138,239    138,779
                                                       =========  =========

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with United States generally accepted accounting principles (GAAP). As a supplement to our GAAP financial results, this earnings announcement contains some or all of the following non-GAAP financial measures: (i) adjusted gross profit, (ii) adjusted gross margin (defined as adjusted gross profit divided by revenue), (iii) adjusted operating income, (iv) adjusted operating margin (defined as adjusted operating income divided by revenue), (v) adjusted net income, and (vi) adjusted earnings per diluted share (EPS). These non-GAAP measures of financial performance are not prepared in accordance with GAAP and computational methods may differ from those used by other companies. Additionally, these non-GAAP measures should not be considered a substitute for any other performance measure determined in accordance with GAAP and the Company cautions investors and potential investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. Each of the non-GAAP measures is adjusted from GAAP results and are outlined in the "GAAP to Non-GAAP Reconciliation" tables included within this earnings release.

In calculating non-GAAP financial measures, we exclude certain items (including gains and losses) to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent amortization of acquired intangible assets, purchase accounting adjustments, restructuring charges, acquisition related expenses, gains and losses on cost-basis investments, discrete tax items, and other items we do not consider to be directly related to our core operating performance. We use non-GAAP measures internally to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans and for calculating return on investment. Accordingly, supplementing GAAP financial results with these non-GAAP financial measures enables the comparison of our ongoing operating results in a manner consistent with the metrics reviewed by management. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

  the comparability of our ongoing operating results over the periods presented;
  the ability to identify trends in our underlying business; and
  the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

  Amortization of acquired intangible assets. GAAP accounting requires that intangible assets are recorded at fair value as of the date of acquisition and amortized over their estimated useful lives. The timing and magnitude of our acquisition transactions and maturities of the businesses acquired will cause our operating results to vary from period to period, making comparison to past performance difficult for investors. We exclude amortization of acquired intangible assets from our non-GAAP measures because management does not believe these costs are representative of our core operating performance.

  Purchase accounting adjustments. Included in our GAAP financial measures are purchase accounting adjustments, required by GAAP to adjust inventory balances to fair value at the time of acquisition. These non-cash charges are not reflective of our ongoing operations and can vary significantly in any given period driven by variability in our acquisition activity. We exclude purchase accounting adjustments from our non-GAAP measures because management does not believe these costs are representative of our core operating performance.

  Acquisition related expenses. Included in our GAAP financial measures are acquisition related expenses, consisting of external expenses resulting directly from acquisition related activities, including due diligence, legal, valuation, tax and audit services. The timing and nature of our acquisition activity can vary significantly from period to period impacting comparability of operating results from one period to another. These one-time costs can vary significantly in amount and timing and are not indicative of our core operating performance.

  Restructuring charges. Included in our GAAP financial measures are restructuring charges which are primarily for employee compensation resulting from reductions in employee headcount and facilities exit and lease termination costs in connection with Company reorganization and restructuring activities. We believe that excluding these costs provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and facilitates comparison with the results of other companies in our industry.

  Gain or loss on cost-basis investments. Included in our GAAP financial measures, are gains or losses from cost-basis investments. As these gains and losses can vary significantly from period to period and do not constitute part of our ongoing operations, we exclude these items from our non-GAAP measures.

  Other. Other charges include product remediation charges associated with certain SkyWatch™ surveillance towers, executive transition costs, and the loss on extinguishment of debt. We exclude other charges from our non-GAAP measures because we do not believe such costs accurately reflect the performance of our ongoing operations.

  Estimated tax effect of non-GAAP adjustments. This amount adjusts the provision for income taxes to reflect the effect of the previously listed non-GAAP adjustments on non-GAAP net income. We estimate the tax effect of the adjustment items by applying the Company's overall estimated effective tax rate, excluding significant discrete items, to the pretax amount.

  Discrete tax items, net. Included in our GAAP financial measures are income tax expenses and benefits related to discrete events or transactions that are not representative of the Company's estimated tax rate related to ongoing operations. These discrete tax items can vary significantly from period to period impacting the comparability of our earnings from one period to another. Discrete tax items include charges and reversals of provisions associated with certain unrecognized tax benefits, benefits associated with the reversal of previously recorded valuation allowances against certain deferred tax assets, and other discrete items not included in the annual effective tax rate associated with our ongoing operations. We exclude discrete tax items from our non-GAAP measures because we do not believe such expenses or benefits reflect the performance of our ongoing operations.

Investor Relations
Shane Harrison
503-498-3547
shane.harrison@flir.com